Exhibit 23.4

CONSENT OF NOMINEE FOR DIRECTOR OF

BOX SHIPS INC.

I hereby consent to the reference to me as a director-nominee in the prospectus included in the registration statement on Form F-1 of Box Ships Inc., as shall be filed with the U.S. Securities and Exchange Commission and any and all amendments thereto.

/s/ Dimitar Todorov
Name: Dimitar Todorov
Date: April 4, 2011